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Exhibit 4.5

AMENDED AND RESTATED SECURITY AGREEMENT

among

DAYTON SUPERIOR CORPORATION,

CERTAIN SUBSIDIARIES OF DAYTON SUPERIOR CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as COLLATERAL AGENT

Dated as of June 16, 2000

and

Amended and Restated as of June 9, 2003

TABLE OF CONTENTS

		Page
ARTICLE I	SECURITY INTERESTS	2
1.1	Grant of Security Interests	2
1.2	Power of Attorney	4
ARTICLE II	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	4
2.1	Necessary Filings	4
2.2	No Liens	4
2.3	Other Financing Statements	4
2.4	Chief Executive Office, Record Locations	4
2.5	Location of Inventory and Equipment	4
2.6	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	4
2.7	Trade Names; Change of Name	5
2.8	Recourse	5
ARTICLE III	SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER	5
3.1	Additional Representations and Warranties	5
3.2	Maintenance of Records	6
3.3	Direction to Account Debtors; Contracting Parties; etc.	6
3.4	Modification of Terms; etc.	6
3.5	Collection	6
3.6	Instruments	7
3.7	Assignors Remain Liable Under Receivables	7
3.8	Assignors Remain Liable Under Contracts	7
3.9	Letter of Credit Rights	7
3.10	Commercial Tort Claims	7
3.11	Chattel Paper	8
3.12	Further Actions	8
ARTICLE IV	SPECIAL PROVISIONS CONCERNING TRADEMARKS	8
4.1	Additional Representations and Warranties	8
4.2	Licenses and Assignments	8
4.3	Infringements	9
4.4	Preservation of Marks	9
4.5	Maintenance of Registration	9
4.6	Future Registered Marks	9
4.7	Remedies	9
ARTICLE V	SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	9
5.1	Additional Representations and Warranties	9
5.2	Licenses and Assignments	10
5.3	Infringements	10
5.4	Maintenance of Patents or Copyright	10

(i)

5.5	Prosecution of Patent Applications	10
5.6	Other Patents and Copyrights	10
5.7	Remedies	10
ARTICLE VI	PROVISIONS CONCERNING ALL COLLATERAL	11
6.1	Protection of Collateral Agent's Security	11
6.2	Warehouse Receipts Non-Negotiable	11
6.3	Additional Information	11
6.4	Further Actions	11
6.5	Financing Statements	11
ARTICLE VII	REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT	12
7.1	Remedies; Obtaining the Collateral Upon Default	12
7.2	Remedies; Disposition of the Collateral	13
7.3	Waiver of Claims	14
7.4	Application of Proceeds	14
7.5	Remedies Cumulative	17
7.6	Discontinuance of Proceedings	17
ARTICLE VIII	INDEMNITY	17
8.1	Indemnity	17
8.2	Indemnity Obligations Secured by Collateral; Survival	18
ARTICLE IX	DEFINITIONS	19
ARTICLE X	MISCELLANEOUS	25
10.1	Notices	25
10.2	Waiver; Amendment	26
10.3	Obligations Absolute	26
10.4	Successors and Assigns	27
10.5	Headings Descriptive	27
10.6	Governing Law	27
10.7	Assignor's Duties	27
10.8	Termination; Release	27
10.9	Counterparts	28
10.10	Severability	28
10.11	The Collateral Agent	29
10.12	Benefit of Agreement	29
10.13	Limited Obligations	29
10.14	Additional Assignors	29
10.15	Notice of Security Document Entitlement	30
10.16	Restructuring of Security Interests	30

(ii)

ANNEX A	Schedule of Chief Executive Offices
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organization Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Schedule of Commercial Tort Claims
ANNEX F	Schedule of Marks and Applications
ANNEX G	Schedule of Patents and Applications
ANNEX H	Schedule of Copyrights and Applications
ANNEX I	Grant of Security Interest in United States Trademarks
ANNEX J	Grant of Security Interest in United States Patents
ANNEX K	Grant of Security Interest in United States Copyrights
ANNEX L	The Collateral Agent and Other Intercreditor Provisions

(iii)

AMENDED AND RESTATED SECURITY AGREEMENT

        AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 16, 2000 and amended and restated as of June 9, 2003, made by each of the undersigned assignors (each an "Assignor" and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.13 hereof, the "Assignors") in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Collateral Agent (together with any successor collateral agent, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below), and acknowledged and agreed to by THE BANK OF NEW YORK, as trustee (together with any successor trustee, the "Senior Secured Notes Trustee") for the benefit of the holders from time to time of the Senior Secured Notes (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined (or, at any time on or after the first date when all Credit Document Obligations (as defined below) shall have been repaid in full and all Letters of Credit and the Total Commitment under (and as defined in) the Credit Agreement, in each case, have been terminated and thereafter for so long as no Credit Agreement is in effect, the Credit Agreement as in effect on such date immediately prior to such repayment and termination).

W I T N E S S E T H:

        WHEREAS, Dayton Superior Corporation (the "Borrower"), the lenders party from time to time party thereto (the "Lenders") and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of June 16, 2000 (as amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed thereunder) all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders, holders or group of lenders or holders, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Administrative Agent, the Letter of Credit Issuers and the Collateral Agent are herein called the "Lender Creditors");

        WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors");

        WHEREAS, pursuant to Section 9.04(xvi) of the Credit Agreement, the Borrower and/or one or more other Assignors are permitted in the future to incur up to $15,000,000 in aggregate principal amount of additional Indebtedness that (x) may be guaranteed by one or more of the Assignors and (y) to the extent that such additional Indebtedness is a senior obligation of the Borrower and/or such other Assignor that ranks pari passu in right of payment with the Credit Document Obligations, may be secured hereunder on an equal and ratable basis with all of the Credit Document Obligations and Other Obligations as hereinafter provided (with any such additional Indebtedness being referred to herein as "Additional First Lien Debt" and with any holders of such Additional First Lien Debt from time to time, together with any agent or trustee in respect thereof, being herein collectively called the "Additional First Lien Creditors" and, together with the Lender Creditors and the Other Creditors, the "First Lien Creditors"; and with all documentation evidencing any such Additional First Lien Debt and any guarantees thereof being herein called the "Additional First Lien Debt Documents");

        WHEREAS, pursuant to Section 9.04(xvii) of the Credit Agreement, the Borrower, the Assignors that are Domestic Subsidiaries of the Borrower and the Senior Secured Notes Trustee have entered into an Indenture, dated as of June 9, 2003 (as amended, modified or supplemented from time to time, the "Senior Secured Note Indenture"), providing for (i) the issuance by the Borrower of its 10 3/4% Senior Second Secured Notes due September 15, 2008 ((together with up to an additional $35,000,000 in aggregate principal amount of senior second secured notes issued thereunder after the date hereof, collectively, the "Senior Secured Notes") to the holders thereof from time to time (the "Senior Secured Noteholders" and, together with the Senior Secured Notes Trustee, the "Second Lien Creditors" and, together with the First Lien Creditors, the "Secured Creditors") and (ii) the guaranty by each Assignor that is a Domestic Subsidiary of the Borrower of the Borrower's obligations under the Senior Secured Note Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Note Indenture and the Senior Secured Notes, are herein called the "Senior Secured Note Documents");

        WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Lender Creditors and the Other Creditors the payment when due of all Guaranteed Obligations as described therein;

        WHEREAS, each Assignor and the Collateral Agent entered into the Security Agreement, dated as of June 16, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the "Original Security Agreement"), in connection with the Credit Agreement;

        WHEREAS, it was a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent the Original Security Agreement;

        WHEREAS, it is a condition precedent to the issuance of the Senior Secured Notes by the Borrower under the Senior Secured Note Indenture that each Assignor shall have executed and delivered this Agreement; and

        WHEREAS, pursuant to the Second Amendment to the Credit Agreement, dated as of May 20, 2003, the Lender Creditors have authorized the Collateral Agent to enter into an amendment and restatement of the Original Security Agreement in the form of this Agreement to, inter alia, also secure the obligations in respect of the Additional First Lien Debt Documents and the Senior Secured Note Documents on the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto agree that the Original Security Agreement shall be and hereby is amended and restated in its entirety as follows:

ARTICLE I
SECURITY INTERESTS

        1.1   Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors (and, to the extent the following constitutes "Collateral" under, and as defined in, the Original Security Agreement, does hereby reconfirm (without interruption) its assignment, transfer, pledge and grant to the Collateral Agent under the Original Security Agreement of), a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired (it being understood and agreed that (x) the security interest granted herein (i) for the benefit of the First Lien Creditors shall be senior in priority in all respects to the security interest granted herein for the benefit of the Second Lien Creditors and (ii) for the benefit of the Second Lien Creditors shall be subject and subordinated in all respects to the security interest granted herein for the benefit of the First Lien Creditors and (y) the Second Lien Creditors' claims against the Assignors in respect of the Collateral constitute second priority claims separate and apart (and of a different class) from the First Lien Creditors' senior claims against the Assignors in respect of the Collateral):

            (i)    each and every Receivable;

            (ii)   all Contracts, together with all Contract Rights arising thereunder;

            (iii)  all Inventory;

            (iv)  all Equipment;

            (v)   the Cash Collateral Account and any other cash collateral account established for such Assignor for the benefit of the Secured Creditors and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account and any such other cash collateral account;

            (vi)  all Deposit Accounts and all other bank, demand, time savings, cash management, passbook, certificates of deposit and similar accounts maintained by such Assignor with any Secured Creditor (or any affiliate, subsidiary or branch thereof, and wherever located) or with any other Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing accounts;

            (vii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

            (viii) all Patents and Copyrights and all reissues, renewals and extensions thereof;

            (ix)  all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Domain Names, trade secrets and Trade Secret Rights;

            (x)   all insurance policies;

            (xi)  all other Goods, General Intangibles, Permits, Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper), Documents, Instruments and other assets (including cash) of such Assignor;

            (xii) all Commercial Tort Claims, including any Commercial Tort Claims from time to time scheduled on Annex E hereto;

            (xiii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

            (xiv) all cash;

            (xv) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

            (xvi) all Supporting Obligations; and

            (xvii) all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xvii), collectively, the "Collateral").

          (b)   The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the term of this Agreement.

          (c)   Notwithstanding anything to the contrary contained in this Agreement, the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 1.1 for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral, and with respect to the Second Lien Creditors the term "Collateral" shall not include the Second Lien Excluded Collateral.

        1.2   Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

        2.1   Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or in the United States Copyright Office.

        2.2   No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

        2.3   Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

        2.4   Chief Executive Office, Record Locations. The chief executive office of such Assignor on the date hereof (or in the case of any Assignor that becomes a party hereto after the date hereof pursuant to Section 10.13 hereof, on the date such Assignor becomes a party hereto) is located at the address indicated on Annex A hereto for such Assignor.

        2.5   Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

        2.6   Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor's Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

        2.7   Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C hereto for such Assignor and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annexes C and D hereto for such Assignor and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

        2.8   Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III
SPECIAL PROVISIONS CONCERNING RECEIVABLES;
CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER

        3.1   Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are what they purport to be.

        3.2   Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon prior notice to such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

        3.3   Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

        3.4   Modification of Terms; etc. Except in accordance with such Assignor's ordinary course of business and consistent with reasonable business judgment, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent. No Assignor will do anything to impair the rights of the Collateral Agent in the Receivables or Contracts.

        3.5   Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

        3.6   Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

        3.7   Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

        3.8   Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

        3.9   Letter of Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

        3.10 Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date hereof are described in Annex E hereto. If any Assignor shall at any time after the date hereof acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

        3.11 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has "control" of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

        3.12 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

ARTICLE IV
SPECIAL PROVISIONS CONCERNING TRADEMARKS

        4.1   Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex F hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks and Domain Names that it uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex F hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

        4.2   Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Collateral Agent.

        4.3   Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating any of such Assignor's rights in and to any Mark or Domain Name, or with respect to any party claiming that such Assignor's use of any Mark or Domain Name violates in any material respect any property right of that party. Each Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

        4.4   Preservation of Marks. Each Assignor agrees to use its Marks and Domain Names in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are necessary to preserve such Marks as trademarks or service marks under the laws of the United States.

        4.5   Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its significant registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

        4.6   Future Registered Marks. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, or any Domain Name is registered by an Assignor, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate or similar indicia of ownership, and an assignment for security in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex I hereto, or in such other form as may be reasonably satisfactory to the Collateral Agent.

        4.7   Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark application in the United States Patent and Trademark Office or the applicable Domain Name registrar to the Collateral Agent.

ARTICLE V
SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS

        5.1   Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex G hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex H hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same.

        5.2   Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright acquired after the date hereof absent prior written approval of the Collateral Agent.

        5.3   Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right in accordance with such Assignor's reasonable business judgment.

        5.4   Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent.

        5.5   Prosecution of Patent Applications. At its own expense, each Assignor shall diligently prosecute all significant applications for (i) United States Patents listed in Annex G hereto and (ii) Copyrights listed on Annex H hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

        5.6   Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially in the form of Annex J or K hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

        5.7   Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the

Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI
PROVISIONS CONCERNING ALL COLLATERAL

        6.1   Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Agreement, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

        6.2   Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

        6.3   Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

        6.4   Further Actions. Each Assignor will, at its own expense and upon the request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

        6.5   Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its

Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as "all assets" of such Assignor).

ARTICLE VII
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

        7.1   Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect, in all relevant jurisdictions and may:

            (i)    personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

            (ii)   instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

            (iii)  withdraw all monies, securities and instruments in the Cash Collateral Account, and/or withdraw or direct the withdrawal of all monies, securities and instruments in any other Deposit Account over which the Collateral Agent or any other Secured Creditor has "control" (within the meaning of Section 9-104 of the UCC), for application to the Obligations in accordance with Section 7.4 hereof;

            (iv)  sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

            (v)   take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

              (x)   forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

              (y)   store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

              (z)   while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

            (vi)  license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement (including Annex L hereto) and the other Security Documents. Without limiting the effect of the immediately preceding sentence or any of the other provisions contained in this Agreement (including in Annex L hereto), it is understood and agreed that each Secured Creditor has an absolute and unconditional right to receive payment of all of the respective Obligations owing by any Assignor to such Secured Creditor pursuant to the respective Secured Debt Agreements to which such Assignor and Secured Creditor are a party, when such Obligations become due and payable in accordance with the terms of such Secured Debt Agreements, and (except for enforcement of the Security Documents) to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and payable in accordance with the terms of the respective Secured Debt Agreements.

        7.2   Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' prior written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' prior written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction (where required by applicable law) not less than 10 days prior thereto. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

        7.3   Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

            (i)    all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii)   all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii)  all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

        7.4   Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under each such Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee or Collateral Agent under each such other Security Document) upon any sale or other disposition of the Collateral (which, for the avoidance of doubt, also shall include, without limitation, any payment or distribution of Collateral of any Assignor upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of any Assignor in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Assignor or its assets, whether voluntary or involuntary), together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

            (i)    first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (v), (vi) and (vii) of the definition of "Obligations";

            (ii)   second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding First Lien Primary Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the First Lien Creditors as provided in Section 7.4(e) hereof (but, in the case of the Additional First Lien Debt Obligations, subject to Section 7.4(h) hereof), with each First Lien Creditor receiving an amount equal to such outstanding First Lien Primary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

            (iii)  third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding First Lien Secondary Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the First Lien Creditors as provided in Section 7.4(e) hereof (but, in the case of the Additional First Lien Debt Obligations, subject to Section 7.4(h) hereof), with each First Lien Creditor receiving an amount equal to its outstanding First Lien Secondary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

            (iv)  fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and subject to Section 7.4(h) hereof, to the payment of all amounts owing the Senior Secured Notes Trustee in its capacity as such pursuant to the Senior Secured Note Indenture;

            (v)   fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and subject to Section 7.4(h) hereof, an amount equal to the outstanding Second Lien Obligations shall be paid to the Second Lien Creditors as provided in Section 7.4(e) hereof, with each Second Lien Creditor receiving an amount equal to its outstanding Second Lien Obligations or, if the proceeds are insufficient to pay in full all such Second Lien Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            (vi)  sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

          (b)   For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction (i) the numerator of which is (x) in the case of the First Lien Creditors, the then unpaid amount of each such First Lien Creditor's First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, and (y) in the case of the Second Lien Creditors, the then unpaid amount of each such Second Lien Creditor's Second Lien Obligations, and (ii) the denominator of which is (x) in the case of the First Lien Creditors, the then outstanding amount of all First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, and (y) in the case of the Second Lien Creditors, the then outstanding amount of all Second Lien Obligations.

          (c)   When payments to First Lien Creditors are based upon their respective Pro Rata Shares, the amounts received by such First Lien Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their First Lien Primary Obligations and (ii) second, to their First Lien Secondary Obligations. If any payment to any First Lien Creditor of its Pro Rata Share of any distribution would result in overpayment to such First Lien Creditor, such excess amount shall instead be distributed in respect of the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of the other First Lien Creditors, with each First Lien Creditor whose First Lien Obligations or First Lien Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of such First Lien Creditor and the denominator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of all First Lien Creditors entitled to such distribution.

          (d)   Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

          (e)   All payments required to be made hereunder shall be made (w) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, (x) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors, (y) if to the Additional First Lien Creditors, to the Representative for the Additional First Lien Creditors or, in the absence of such a Representative, directly to the Additional First Lien Creditors and (z) if to the Second Lien Creditors, to the Senior Secured Notes Trustee under the Senior Secured Note Indenture for the account of the Second Lien Creditors.

          (f)    For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors, (iii) the Representative for the Additional First Lien Creditors or, in the absence of such a Representative, upon the Additional First Lien Creditors, and (iv) the Senior Secured Notes Trustee, in each case, for a determination (which the Administrative Agent, each Representative for any Other Creditors, and any Additional First Lien Creditors, the Senior Secured Notes Trustee and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations and type of Obligations) owed to the Lender Creditors, the Other Creditors, the Additional First Lien Creditors or the Second Lien Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor, an Other Creditor or an Additional First Lien Creditor) to the contrary, the Administrative Agent and each Representative in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Lien Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

          (g)   It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

          (h)   Notwithstanding anything to the contrary contained in this Agreement or in any other Security Document, (i) the Additional First Lien Creditors, by accepting the benefits of this Agreement and the other Security Documents, hereby expressly acknowledge and agree that the aggregate amount that they shall be entitled to receive from the exercise of remedies in respect of the Collateral under this Agreement, as well as the collateral under all other Security Documents, will not exceed $15,000,000 in aggregate principal amount (or such greater principal amount as is expressly permitted at such time by the terms of the Credit Agreement (or, if the Credit Agreement is no longer in effect, such greater principal amount as is permitted at such time by the terms of the other Secured Debt Agreements), in each case so long as such greater principal amount is otherwise permitted to be so secured by the terms of the relevant Secured Debt Agreements), and (ii) the Second Lien Creditors, by accepting the benefits of this Agreement and each other Security Document, hereby expressly acknowledge and agree that (x) the aggregate amount that they shall be entitled to receive from the exercise of remedies in respect of the Collateral under this Agreement, as well as the collateral under all other Security Documents, will not exceed $200,000,000 in aggregate principal amount (or such greater principal amount as is expressly permitted at such time by the terms of the Credit Agreement (or, if the Credit Agreement is no longer in effect, such greater principal amount as is permitted at such time by the terms of the other Secured Debt Agreements), in each case so long as such greater principal amount is otherwise permitted to be so secured by the terms of the relevant Secured Debt Agreements), and (y) they shall not be entitled to receive any application pursuant to Section 7.4(a) hereof in respect of any Second Lien Excluded Collateral.

        7.5   Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

        7.6   Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII
INDEMNITY

        8.1   Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitor under Section 6 of Annex L hereto and their respective successors, permitted assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

          (b)   Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c)   Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

          (d)   If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

        8.2   Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Letters of Credit, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements entered into with an Other Creditor, the full repayment of all the outstanding Senior Secured Notes and the payment of all other Obligations and notwithstanding the discharge thereof but shall not thereafter be secured by any security interest granted hereby.

ARTICLE IX
DEFINITIONS

        The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

        "Additional First Lien Creditors" shall have the meaning provided in the recitals to this Agreement.

        "Additional First Lien Debt" shall have the meaning provided in the recitals to this Agreement.

        "Additional First Lien Debt Documents" shall have the meaning provided in the recitals to this Agreement.

        "Additional First Lien Debt Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

        "Administrative Agent" shall have the meaning provided in the recitals of this Agreement.

        "Agreement" shall mean this Amended and Restated Security Agreement as the same may be modified, supplemented, amended, amended and restated or replaced from time to time in accordance with its terms.

        "Applicable Value" shall mean that aggregate principal amount, par value, book value as carried by the Borrower or the market value, whichever is greater, of any capital stock or other securities of any Subsidiary of the Borrower.

        "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

        "Borrower" shall have the meaning provided in the recitals of this Agreement.

        "Cash Collateral Account" shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

        "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Class" shall have the meaning provided in Section 10.2 of this Agreement.

        "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

        "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

        "Commercial Tort Claims" shall mean "commercial tort claims" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Contract Rights" shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

        "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements or Other Hedging Agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

        "Copyrights" shall mean any copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

        "Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

        "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

        "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

        "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Domain Names" shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

        "Electronic Chattel Paper" shall mean "electronic chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

        "Event of Default" shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with an Other Creditor or in any Additional First Lien Debt Document and shall in any event include, without limitation, (i) any payment default under the Credit Agreement, any Interest Rate Protection Agreement, any Other Hedging Agreement, any Additional First Lien Debt Document or any Senior Secured Note Document after the expiration of any applicable grace period and (ii) at any time after the First Lien Obligations have been paid in full, all Commitments and Letters of Credit under the Credit Agreement have been terminated and all commitments under the Additional First Lien Debt Documents have been terminated, any "Event of Default" (or similar term) under, and as defined in, the Senior Secured Note Indenture.

        "First Lien Creditors" shall have the meaning provided in the recitals to this Agreement.

        "First Lien Obligations" shall mean all Credit Document Obligations, all Other Obligations and all Additional First Lien Debt Obligations.

        "First Lien Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, premium (if any), and interest on, all Loans under the Credit Agreement, all Unpaid Drawings, the contingent obligation to reimburse all drawings that may occur with respect to outstanding Letters of Credit under the Credit Agreement and all fees owing pursuant to the Credit Agreement, (ii) in the case of Other Obligations, all amounts due under any Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities), and (iii) in the case of the Additional First Lien Debt Obligations, all principal of, premium (if any), interest on, and regularly accruing fees with respect to, the Additional First Lien Debt Obligations.

        "First Lien Secondary Obligations" shall mean all First Lien Obligations other than First Lien Primary Obligations.

        "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York (and shall include, without limitation, all partnership interests and all limited liability company and membership interests).

        "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Health-Care Insurance Receivable" shall mean any "health-care insurance receivable" as such term is defined in the UCC as in effect on the date hereof in the State of New York.

        "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

        "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production—from raw materials through work-in-process to finished goods—and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

        "Investment Property" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Lender Creditors" shall have the meaning provided in the recitals of this Agreement.

        "Lenders" shall have the meaning provided in the recitals of this Agreement.

        "Letter-of-Credit Rights" shall mean "letter-of-credit rights" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

        "Location" of any Assignor, shall mean such Assignor's "location" as determined pursuant to Section 9-307 of the UCC.

        "Marks" shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by any Assignor.

        "Notice of Security Document Entitlement" shall have the meaning provided in Section 10.15 hereof.

        "Obligations" shall mean and include, as to any Assignor, all of the following:

          (i)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action)) of each Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of each Assignor which is a Subsidiary Guarantor, all such obligations, indebtedness and liabilities of such Assignor under the Subsidiaries Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, indebtedness and liabilities under this clause (i), except to the extent consisting of obligations, indebtedness or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

          (ii)   the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) owing by such Assignor to the Other Creditors under, or with respect to (including, in the case of each Assignor which is a Subsidiary Guarantor, by reason of the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, indebtedness and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

          (iii)  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action)) owing by such Assignor to the Additional First Lien Creditors under, or with respect to, the Additional First Lien Debt Documents (all such obligations, liabilities and indebtedness under this clause (iii) being herein collectively called the "Additional First Lien Debt Obligations");

          (iv)  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action)) of such Assignor owing to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Note Documents to which such Assignor is a party (including all such obligations, indebtedness and liabilities of such Assignor under any guaranty constituting a Senior Secured Note Document) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Note Documents (all such obligations, liabilities and indebtedness under this clause (iv) being herein collectively called the "Second Lien Obligations");

          (v)   any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

          (vi)  in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) through (iv) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

          (vii) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement;

it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

        "Original Security Agreement" shall have the meaning provided in the recitals to this Agreement.

        "Other Creditors" shall have the meaning provided in the recitals of this Agreement.

        "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

        "Patents" shall mean any patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a patent now or hereafter made by any Assignor.

        "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

        "Permitted Liens" shall mean those Liens that are permitted under each of Secured Debt Agreements to encumber the Collateral.

        "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement dated as of June 16, 2000 and amended and restated as of June 9, 2003, by and among the Collateral Agent, the Assignors and the Senior Secured Notes Trustee, as amended, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms thereof and hereof.

        "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

        "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term "account" shall include all Health-Care-Insurance Receivables.

        "Representative" shall have the meaning provided in Section 7.4(e) of this Agreement.

        "Required Second Lien Creditors" shall mean the holders of at least a majority of the then outstanding principal amount of all Senior Secured Notes.

        "Required Secured Creditors" shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments or Letters of Credit under the Credit Agreement exist, both (x) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders) and (y) to the extent that any Additional First Priority Debt Obligations or commitments in respect thereof are outstanding, also the First Lien Creditors (acting collectively) holding in the aggregate at least a majority of the then outstanding Credit Document Obligations and Additional First Lien Debt Obligations and commitments (including the Commitments) and participations in letters of credit (including the Letters of Credit) in respect of all such First Lien Obligations, (ii) at any time after all of the Credit Document Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, the First Lien Creditors (acting collectively) holding in the aggregate at least a majority of the then outstanding Other Obligations and Additional First Lien Debt Obligations and commitments in respect thereof, and (iii) at any time after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement and all commitments in respect of the Additional First Lien Debt Obligations have been terminated, the Senior Secured Notes Trustee acting at the direction of the Required Second Lien Creditors.

        "Requisite Creditors" shall have the meaning provided in Section 10.2 of this Agreement.

        "Second Lien Creditors" shall have the meaning provided in the recitals to this Agreement.

        "Second Lien Excluded Collateral" shall mean and include (i) any property or assets owned by any Assignor that is a Foreign Subsidiary of the Borrower, (ii) any Real Property and Real Property leases (domestic or foreign), (iii) all capital stock or other securities of any Subsidiary of the Borrower to the extent the Applicable Value of such capital stock or other securities is equal to or greater than 20% of the then aggregate principal amount of the Senior Secured Notes outstanding and (iv) all proceeds and products from any and all of the foregoing excluded Collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral without regard to preceding clauses (i) through (iii); provided, however, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary's capital stock or other securities secure the Senior Secured Notes, then the capital stock or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for which the Second Lien Creditors have a security interest in and shall automatically be deemed to be part of the Second Lien Excluded Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the applicable Security Documents shall be deemed to be amended or modified to include as Second Lien Excluded Collateral the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

        "Second Lien Obligations" shall have the meaning provided in the definition of "Obligations" in this Article XI.

        "Secured Creditors" shall have the meaning provided in the recitals of this Agreement.

        "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents, the Interest Rate Protection Agreements and Other Hedging Agreements entered into with Other Creditors, the Additional First Lien Debt Documents and the Senior Secured Note Documents.

        "Security Documents" shall mean, collectively, all of the Security Documents (as defined in the Credit Agreement) and including this Agreement, the Pledge Agreement, each Additional Security Document and all other security agreements, pledges, collateral assignments, mortgages or other instruments evidencing or creating any Lien or other security interest in favor of the Collateral Agent, for the benefit of the Secured Creditors, in all or any portion of the Collateral (or any collateral under such other Security Documents), in each case as amended, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "Senior Secured Note Documents" shall have the meaning provided in the recitals to this Agreement.

        "Senior Secured Note Indenture" shall have the meaning provided in the recitals to this Agreement.

        "Senior Secured Noteholders" shall have the meaning provided in the recitals to this Agreement.

        "Senior Secured Notes" shall have the meaning provided in the recitals to this Agreement.

        "Senior Secured Notes Trustee" shall have the meaning provided in the preamble to this Agreement.

        "Software" shall mean "software" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Supporting Obligations" shall mean any "supporting obligation" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor's rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivable, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

        "Tangible Chattel Paper" shall mean "tangible chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

        "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.

        "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

        "Transmitting Utility" shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

ARTICLE X
MISCELLANEOUS

        10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

          (a)   if to any Assignor, at the address set forth opposite such Assignor's signature below;

          (b)   if to the Collateral Agent, at:

      Deutsche Bank Trust Company Americas
      31 West 52nd Street
      New York, New York 10019
      Attention: Diane Rolfe
      Telephone No.: (646) 324-2194
      Telecopier No.: (646) 324-7460;

          (c)   if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;

          (d)   if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrower and the Collateral Agent;

          (e)   if to any Additional First Lien Creditor, at such address as such Additional First Priority Lien Creditor shall have specified in writing to the Borrower and the Collateral Agent; and

          (f)    if to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

      The Bank of New York
      101 Barclay Street - 8W
      New York, New York 10286
      Attention: Corporate Trust Administration
      Facsimile No.: (212) 815-5707

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

        10.2 Waiver; Amendment. None of the terms and conditions of this Agreement or any other Security Document or any of the defined terms contained in the Credit Agreement that are incorporated by reference herein or in any such other Security Document pursuant to the terms of this Agreement or in any such other Security Document (but only insofar as such terms are used in this Agreement or in any such other Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, (i) that any such amendment, change, waiver, modification or variance (x) affecting the rights and benefits of a single Class of First Lien Creditors (and not all First Lien Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class of First Lien Creditors and (y) materially and adversely affecting the rights and benefits of the Second Lien Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of the Second Lien Creditors, and (ii) that any amendment, change, waiver, modification or variance to the extent relating to any Second Lien Excluded Collateral may be made without the consent of the Second Lien Creditors. For the purpose of this Agreement and each other Security Document, the term "Class" shall mean each class of Secured Creditors, i.e., whether (w) the Lender Creditors as holders of the Credit Document Obligations, (x) the Other Creditors as the holders of the Other Obligations, (y) the Additional First Lien Creditors as holders of Additional First Lien Debt Obligations and (z) the Second Lien Creditors as holders of the Second Lien Obligations. For the purpose of this Agreement and each other Security Document, the term "Requisite Creditors" of any Class shall mean (w) with respect to the Credit Document Obligations, the Required Lenders (or all of the Lenders if required by Section 13.12 of the Credit Agreement), (x) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the respective Interest Rate Protection Agreements and Other Hedging Agreements, (y) with respect to the Additional First Lien Debt Obligations, the holders of at least a majority of the outstanding Additional First Lien Debt Obligations and (z) with respect to the Second Lien Obligations, the Senior Secured Notes Trustee (acting at the direction of the Required Second Lien Creditors).

        10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any

Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

        10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns (although no Assignor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Collateral Agent and the Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

        10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        10.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH ASSIGNOR AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.7 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any other Secured Creditor shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent nor any other Secured Creditor be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

        10.8 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof and in Section 6 of Annex N hereto shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entered into with Other Creditors have been terminated, no Note is outstanding (and all Loans have been repaid in full in cash in accordance with the terms thereof), all Letters of Credit have been terminated, all outstanding Additional First Lien Debt Obligations have been paid in full in cash in accordance with the terms thereof, all Second Lien Obligations have been paid in full in cash in accordance with the terms thereof and all other Obligations then due and payable have been paid in full in cash in accordance with the terms thereof; provided, however, at such time as (x) all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement and all commitments under the Additional First Lien Debt Documents have been terminated or (y) the First Lien Creditors have released their Liens on all of the Collateral then, in either case, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including, without limitation, in Section 8.1 hereof) and in Section 6 of Annex L hereto shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under the Senior Secured Note Indenture exists as of the date on which the First Lien Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this Agreement in favor of the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favor of the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Senior Secured Note Indenture cease to exist).

          (b)   In the event that any part of the Collateral is sold in connection with a sale permitted by each of the Secured Debt Agreements (other than a sale to any Assignor or a Subsidiary thereof) or otherwise released at the direction of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the respective Secured Debt Agreements, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the relevant Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

          (c)   At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted (or which the Collateral Agent in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) believes to be permitted) by this Section 10.8.

          (d)   Without limiting the foregoing provisions of this Section 10.8, to the extent applicable following the qualification of the Senior Secured Note Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Second Lien Creditors), (i) the Assignors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Document are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

        10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Agent.

        10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.11 The Collateral Agent. (a) The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex L hereto. The Collateral Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Annex L hereto.

          (b)   In addition to the provisions of clause (a) of this Section 10.11 and the other provisions of this Agreement and the other Security Documents, the Secured Creditors (by their acceptance of the benefits of this Agreement and the other applicable Security Documents) also expressly acknowledge and agree to the other provisions of Annex L hereto.

        10.12 Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

        10.13 Limited Obligations. It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that each Assignor that is a Subsidiary of the Borrower and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement, the obligations of such Subsidiary thereunder may have been limited as provided therein. To the extent not otherwise provided in a guaranty given by an Assignor in respect of the Second Lien Obligations, each Assignor, other than the Borrower (collectively, the "second lien assignors"), the Senior Secured Notes Trustee and each other Second Lien Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien assignors with respect to the Second Lien Obligations and the Second Lien Obligations of each such second lien assignor hereunder does not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Second Lien Obligations of the second lien assignors hereunder. To effectuate the foregoing intention, the Senior Secured Notes Trustee, the other Second Lien Creditors and the second lien assignors hereby irrevocably agree that the Second Lien Obligations of the second lien assignors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien assignors) as will result in the Second Lien Obligations of the second lien assignors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, "bankruptcy law" means any proceeding of the type referred to in Section 6.01(f) or (g) of the Senior Secured Note Indenture or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

        10.14 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the respective Secured Debt Agreements, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing an assumption agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through H hereto, inclusive, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents and actions required above to be delivered or taken to be delivered or taken to the reasonable satisfaction of the Collateral Agent.

        10.15 Notice of Security Document Entitlement. Notwithstanding anything to the contrary contained in this Agreement or in any other Security Document, obligations, indebtedness and liabilities which would otherwise constitute Additional First Lien Debt Obligations shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement or any other Security Document unless the Borrower shall have delivered to the Collateral Agent a written "Notice of Security Document Entitlement" (each, a "Notice of Security Document Entitlement") with respect thereto prior to the date of the incurrence of the respective Indebtedness, as follows:

        Such written notice from the Borrower (i) shall state that it is a "Notice of Security Document Entitlement," (ii) shall be delivered to the Collateral Agent, (iii) shall describe the new Additional First Lien Debt Obligations (and shall describe the Assignors obligated, as obligors or guarantors, with respect thereto) to be secured hereby and by the other Security Documents, (iv) shall state that it is delivered pursuant to the terms of this Agreement and the other Security Documents, (v) shall reference the aggregate principal amount of such new Indebtedness, (vi) shall state that the new Indebtedness and the incurrence thereof does not violate, and may be incurred and secured hereunder in accordance with the applicable provisions of, the respective Secured Debt Agreements, and (vii) the respective Additional First Lien Creditors (or their Representative, if any) shall have acknowledged such "Notice of Security Document Entitlement" and shall agree to be bound by all of the terms and conditions of this Agreement (including Annex L hereto) and the other Security Documents.

        10.16 Restructuring of Security Interests. Notwithstanding any other provision of this Agreement or any other Security Document, if at any time all Credit Document Obligations shall have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the initial Credit Agreement have been terminated, then the Borrower shall have the right, in its sole discretion, to require any of the following: (i) resignation of the Collateral Agent hereunder and replacement of such Collateral Agent with a new Collateral Agent reasonably acceptable to the agent, trustee or other representative ("Replacement Administrative Agent") under any new Credit Agreement that amends, modifies, amends and restates, replaces, refinances or restructures in full the initial Credit Agreement (the "Replacement Credit Agreement"); (ii) assignment of this Agreement and any of the other Security Documents and the Collateral and any collateral subject to any other Security Documents by the Collateral Agent to the Replacement Administrative Agent or to any collateral agent or collateral trustee selected by the Borrower and reasonably acceptable to such Replacement Administrative Agent, it being understood and agreed that (x) upon such assignment this Agreement and the other Security Documents shall thereafter secure only the Credit Document Obligations relating to the Replacement Credit Agreement and the other First Lien Obligations and (y) the Borrower, the other Assignors and the Replacement Administrative Agent may thereafter amend, modify, supplement, amend and restate this Agreement and the other Security Documents in their sole discretion; or (iii) termination of this Agreement and the other Security Documents and release of the related security interests hereunder and thereunder together with the execution and delivery of new Security Documents containing such terms and conditions reasonably satisfactory to the Replacement Administrative Agent and securing only the Credit Document Obligations relating to the Replacement Credit Agreement and the other First Lien Obligations; provided, however, that in the case of clauses (ii) or (iii) above, (A) as required by Section 10.03(c) of the Indenture, the Borrower and each other Assignor shall secure all Second Lien Obligations then outstanding on a second priority basis with their assets constituting Collateral (other than Excluded Collateral) securing such First Lien Obligations to the same extent securing the First Lien Obligations and such security interests will be held by a collateral agent or collateral trustee designated by the Borrower in its sole discretion on behalf of the Second Lien Creditors and such collateral agent or collateral trustee shall enter into an intercreditor agreement and/or other agreement in form and substance satisfactory to the Borrower and any Replacement Administrative Agent providing the holders of the First Lien Obligations and the Second Lien Creditors substantially the same intercreditor rights and benefits as those accorded by the Security Documents as originally in effect or as in effect immediately prior to such assignment or termination, and (B) to the extent that any Other Obligations are then outstanding, such actions shall be taken in such a manner so that (I) any security interests (and related rights) for the benefit of the Other Creditors shall secure such Other Creditors on an equal and ratable basis with any Credit Document Obligations relating to the Replacement Credit Agreement and (II) any new security interests securing any Other Obligations created pursuant to clause (iii) above could not be subject to the commencement of a new preference period under the Bankruptcy Code with respect to any Collateral subject to such security interests immediately prior to such assignment. It is further understood and agreed that, in the case of clauses (ii) and (iii) above, any Security Documents securing First Lien Obligations may contain such terms and conditions as the Borrower, the Assignors and the holders of First Lien Obligations or their representatives may determine in their sole discretion and the rights of the Second Lien Creditors shall be limited to the proviso in the immediately preceding sentence. At the expense of the Borrower, the Collateral Agent shall execute and deliver such documents including, without limitation, assignments or terminations of UCC financing statements and take such other action, including, without limitation, delivering or transferring possession or control of any Collateral hereunder or under any other Security Document or assigning the benefit of or terminating any control agreements relating to any such collateral as the Borrower may from time to time reasonably request to effectuate or confirm any of the foregoing. The rights of the Borrower under this Section 10.16 are absolute and irrevocable and, except as may otherwise be provided above in this Section 10.16, no consent or approval of any Secured Creditor will be required in connection with any action specified in this Section 10.16. Nothing in this Section 10.16 shall limit the rights of the Borrower or the other Assignors under, or the operation of, Section 10.8 hereof.

* * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:

7777 Washington Village Drive Suite 130 Dayton, OH 45459 Attention: President Telephone: (937) 428-6368 Telecopier: (973) 428-9560	DAYTON SUPERIOR CORPORATION,
DUR-O-WAL, INC.,
SYMONS CORPORATION,
DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.,
TREVECCA HOLDINGS, INC.,
AZTEC CONCRETE ACCESSORIES, INC.,
SOUTHERN CONSTRUCTION PRODUCTS, INC.,
as Assignors
			By	/s/ ALAN F. MCILROY
				Name:	Alan F. McIlroy
				Title:	Vice President and Chief Financial Officer
Accepted and Agreed to:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By	/s/ DIANE F. ROLFE
	Name:	Diane F. Rolfe
	Title:	Vice President

THE BANK OF NEW YORK, as the Senior Secured Notes Trustee on its own behalf and on behalf of the other Second Lien Creditors
By	/s/ JOSEPH A. LLORET
	Name:	Joseph A. Lloret
	Title:	Assistant Treasurer

ANNEX A
to
SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX B
to
SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

Assignor	Location

ANNEX C
to
SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor's Location (for purposes of NY UCC § 9-307)	Assignor's Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D
to
SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

ANNEX E
to
SECURITY AGREEMENT

SCHEDULE OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

ANNEX F
to
SECURITY AGREEMENT

SCHEDULE OF MARKS AND APPLICATIONS

ANNEX G
to
SECURITY AGREEMENT

SCHEDULE OF PATENTS AND APPLICATIONS

SCHEDULE OF COPYRIGHTS

NUMBERS REGISTRATION	PUBLICATION DATE	COPYRIGHT TITLE

ANNEX I
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS

        FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                                             (the "Grantor") with principal offices at                              , hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, New York 10005 (the "Grantee"), a security interest in (i) all of the Grantor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

        THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Amended and Restated Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of June 16, 2000 and amended and restated as of June 9, 2003 (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

        This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the undersigned have executed this Grant as of the                               day of                                             ,               .

[NAME OF GRANTOR], Grantor
By
Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee
By
Name: Title:

2

STATE OF	)

) ss.:
COUNTY OF	)

        On this              day of             ,             , before me personally came                          who, being by me duly sworn, did state as follows: that [s]he is            of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the [Board of Directors] of said             .

Notary Public

STATE OF	)

) ss.:
COUNTY OF	)

        On this              day of             ,             , before me personally came                          who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank Trust Company Americas, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX J
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS

        FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                                   (the "Grantor") with principal offices at                         , hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, New York 10005 (the "Grantee"), a security interest in (i) all of the Grantor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

        THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Amended and Restated Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of June 16, 2000 and amended and restated as of June 9, 2003 (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

        This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of                         ,             .

[NAME OF GRANTOR], Grantor
By
Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee
By
Name: Title:

2

STATE OF	)

) ss.:
COUNTY OF	)

        On this              day of             ,             , before me personally came                          who, being by me duly sworn, did state as follows: that [s]he is              of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the Board of Directors of said             .

Notary Public

STATE OF	)

) ss.:
COUNTY OF	)

        On this              day of             ,             , before me personally came                          who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank Trust Company Americas, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX K
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS

        WHEREAS, [Name of Grantor], a                                                   (the "Grantor"), having its chief executive office at                         ,                         , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

        WHEREAS, Deutsche Bank Trust Company Americas, as Collateral Agent, having its principal offices at 60 Wall Street, New York, New York 10005 (the "Grantee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

        WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Amended and Restated Security Agreement, dated as of June 16, 2000 and amended and restated as of June 9, 2003, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement"), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

        This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of                         ,             .

[NAME OF GRANTOR], Grantor
By	Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee
By	Name: Title:

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STATE OF	)

) ss.:
COUNTY OF	)

        On this              day of             ,             , before me personally came                          who, being duly sworn, did depose and say that [s]he is              of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)

) ss.:
COUNTY OF	)

        On this              day of             ,             , before me personally came                          who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank Trust Company Americas, that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the Board of Directors of said             .

Notary Public

ANNEX L

THE COLLATERAL AGENT AND OTHER INTERCREDITOR PROVISIONS

        1.    Appointment.    The Secured Creditors, by their acceptance of the benefits of (to the extent applicable) the Security Agreement to which this Annex L is attached, the Pledge Agreement and the other Security Documents executed and delivered (or to be executed and delivered) by one or more Assignors or Subsidiaries thereof, hereby irrevocably designate Deutsche Bank Trust Company Americas as Collateral Agent (and any successor Collateral Agent) to act as specified herein and therein. Unless otherwise defined herein, all capitalized terms used herein and defined in (or incorporated by reference in) the Security Agreement, are used herein as therein defined. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and the acceptance of the benefits of (to the extent applicable) the Security Documents, shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Documents and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties thereunder by or through its affiliates, agents, sub-agents or employees.

        2.    Nature of Duties.    (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the Security Documents. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Security Documents or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in the Security Documents or in any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Documents except as expressly set forth herein and therein.

        (b)   The Collateral Agent shall not be responsible for perfecting (or maintaining the perfection of) or insuring the Collateral (which, for purposes of this Annex L, shall mean all Collateral under all of the Security Documents) or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

        (c)   The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the Security Documents or in any other Secured Debt Agreement.

        (d)   The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, any of the Security Documents if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to such tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

        (e)   Notwithstanding any other provision of this Annex L or any provision of any Security Document, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall be liable for any action taken or omitted to be taken by it or them in accordance with, or pursuant to, this Annex L or any of the Security Documents except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

        3.    Lack of Reliance on the Collateral Agent.    Independently and without reliance upon the Collateral Agent, each Secured Creditor (other than the Senior Secured Notes Trustee), to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Obligations or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties made in any Security Documents or in any document, certificate or other writing delivered in connection therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any of the Security Documents or the security interests granted thereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Security Documents, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any Default or Event of Default. The Collateral Agent makes no representations as to the value, condition or perfection of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by any of the Security Documents.

        4.    Certain Rights of the Collateral Agent.    (a) No Secured Creditor shall have (i) any right to individually seek to enforce any Security Document or to realize upon the security to be granted thereby or (ii) any right to cause the Collateral Agent to take any other action with respect to the Collateral, with only the Collateral Agent having the right to enforce the Security Documents, realize upon the security granted thereby and take any such other action (in each case) at the direction of the Required Secured Creditors. If the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with any of the Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under the Security Documents in accordance with the instructions of the Required Secured Creditors.

        (b)   Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized by the Secured Creditors, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be desirable or reasonably required to promote and protect the interests of the Secured Creditors in the Collateral.

        (c)   Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the Collateral Agent shall not be required to take any action that (i) exposes, or in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, affiliates, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein, or (ii) is, or in the good faith judgment of the Collateral Agent may be, contrary to any of the Security Documents, any other Secured Debt Agreement or applicable law.

        5.    Reliance.    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to any of the other Security Documents and its duties hereunder and thereunder, upon advice of counsel selected by it.

        6.    Indemnification.    To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors, the Secured Creditors (other than the Second Lien Creditors) will reimburse and indemnify

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the Collateral Agent, in proportion to their respective outstanding principal amounts of Obligations (including, for this purpose, any unpaid First Lien Primary Obligations in respect of Interest Rate Protection Agreements, Other Hedging Agreements and Letters of Credit as outstanding principal) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under any of the Security Documents, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Security Documents except to the extent resulting from the Collateral Agent's own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Documents. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from all of the Secured Creditors (other than the Second Lien Creditors) as provided above (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to the rights of the Collateral Agent to receive payment from the respective other Secured Creditors).

        7.    The Collateral Agent in its Individual Capacity.    With respect to its obligations as a Secured Creditor under any Secured Debt Agreement to which the Collateral Agent is a party, and to act as agent under one or more of such Secured Debt Agreements, the Collateral Agent shall have the rights and powers specified therein and herein for a Secured Creditor, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Secured Creditors," "Lenders," "Required Lenders," "Other Creditors," "holders of Obligations" or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Secured Debt Agreements, and may accept fees and other consideration from the Assignors for services in connection with the Secured Debt Agreements and otherwise without having to account for the same to the Secured Creditors.

        8.    Resignation by the Collateral Agent; Removal of Collateral Agent.    (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and/or under one or more other Security Documents at any time by giving 30 Business Days' prior written notice (as provided in the Security Agreement) to the Borrower, the First Lien Creditors and the Senior Secured Notes Trustee (provided that, after the First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, such 30 Business Day period may be reduced, at the request of the Senior Secured Notes Trustee, to such other period as may be acceptable to the Borrower in its sole discretion). Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below or as otherwise provided in clause (d) below.

        (b)   Upon any such notice of resignation by the Collateral Agent, the Required Secured Creditors shall appoint a successor Collateral Agent under the Security Documents with respect to which the Collateral Agent is resigning from who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

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        (c)   If a successor Collateral Agent shall not have been appointed within said 30 Business Day period (or such shorter period as provided above) by the Required Secured Creditors, the Collateral Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent under the applicable Security Documents until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

        (d)   If no successor Collateral Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day (or such earlier date as provided above) after the date such notice of resignation was given by the Collateral Agent, then the Collateral Agent's resignation shall become effective and the Required Secured Creditors shall thereafter perform all the duties of the Collateral Agent hereunder and/or under any such other Security Document until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

        (e)   After all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, if the Security Agreement and the Pledge Agreement have not been terminated, the Senior Secured Notes Trustee may remove the then existing Collateral Agent hereunder and under the other Security Documents and appoint a successor Collateral Agent hereunder who shall be reasonably acceptable to the Borrower upon 30 Business Days prior written notice to the Borrower (or such shorter period as may be acceptable to the Borrower in its sole discretion).

        9.    Relative Acknowledgment/Priorities of Security Interests and Liens.    (a) Each of the Secured Creditors acknowledges and agrees (x) to the relative priorities as to the Collateral (and the application of the proceeds therefrom) as provided in the applicable Security Documents (including Section 7.4 of the Security Agreement) and acknowledges and agrees that such priorities (and the application of the proceeds from the Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of execution, delivery, recording, filing or perfection of any security interests in the Collateral, (iii) any nonperfection of any Lien purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Assignor, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Assignor, (vi) any distribution of the Collateral upon the liquidation or dissolution of the Borrower or any of its Subsidiaries, or the winding up of the assets or business of the Borrower or any of its Subsidiaries, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to the Borrower or any of its Subsidiaries or (viii) the taking of possession of any of the Collateral by the Collateral Agent or any of the Secured Creditors, (y) that the Second Lien Creditors' claims against the Assignors in respect of the Collateral constitute second priority claims separate and apart (and of a different class) from the First Lien Creditors' senior claims against the Assignors in respect of the Collateral and (z) that the provisions of the Security Documents do not require the Assignors to take certain actions to perfect a security interest in certain Collateral that may not be perfected by filing a UCC financing statement or taking possession in the case of Certificated Securities (as defined in the Pledge Agreement). To further effectuate the intent of the parties as provided in clause (y) of the immediately preceding sentence, if it is held that the claims against the Assignors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Lien Creditors hereby acknowledge and agree that all distributions pursuant to Section 7.4 of the Security Agreement or

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otherwise with respect to the Collateral shall be made as if there were separate classes of senior and junior secured claims against the Assignors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Creditors), the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution with respect to the Collateral is made in respect of the claims held by the Second Lien Creditors, with the Second Lien Creditors hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by it with respect to the Collateral to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the Second Lien Creditors).

        (b)   Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (or any Obligations secured thereunder) (in each case as a whole or in part or any term or provision contained therein) or the validity of any Lien, mortgage or financing statement in favor of the Collateral Agent for the benefit of the respective Secured Creditors as provided in the respective Security Document, or the relative priority of any such Lien.

        (c)   If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the Security Documents), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Assignor that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the applicable Security Documents and shall be subject to the relative priorities set forth in the respective Security Documents.

        10.    Sharing Arrangements.    (a) The Secured Creditors hereby agree that the provisions of the Security Documents with respect to allocations and distributions of proceeds of the Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any of the First Lien Creditors' security interest in the Collateral is avoided in whole or in part for any reason or is enforced with respect to some, but not all, of the First Lien Obligations then outstanding.

        (b)   The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the respective Security Documents.

        (c)   In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 7.4 of the Security Agreement, such payment or distribution shall be held by the respective Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors' Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 7.4 of the Security Agreement.

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        11.    Provisions in the Event of Insolvency Proceedings.    Without limiting the other provisions of this Annex L, upon the commencement of a case under the Bankruptcy Code by or against any Assignor:

          (a)   The Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Assignor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

          (b)   In any such case under the Bankruptcy Code, each Second Lien Creditor (x) agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any of the Security Documents or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First Lien Obligations, or (3) the relative rights and duties of the holders of the First Lien Obligations and the Second Lien Obligations granted and/or established in any Security Document with respect to such Liens, mortgages, assignments and security interests, and (y) acknowledges that the First Lien Obligations include post-petition interest at the rate provided for in the respective Secured Debt Agreements, whether or not a claim for post-petition interest in allowed in any such case.

          (c)   So long as any First Lien Obligations are outstanding, without the express written consent of the Required Secured Creditors, none of the Second Lien Creditors (or their representative) shall (i) with respect to any rights under any Secured Debt Agreement or applicable law, seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, any such adequate protection shall only be afforded to the Second Lien Creditors if the First Lien Creditors are satisfied with the adequate protection afforded to the First Lien Creditors), (ii) oppose or object to any First Lien Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code on the basis that the Second Lien Creditors are not receiving any adequate protection or are not receiving satisfactory adequate protection, (iii) oppose or object to the use of cash collateral by an Assignor on the basis that the Second Lien Creditors are not receiving any adequate protection or are not receiving satisfactory adequate protection, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the First Lien Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Secured Creditors on the basis that the Second Lien Creditors are not receiving any adequate protection or are not receiving satisfactory adequate protection, (v) oppose or object to or withhold consent from the disposition of assets by any Assignor under Section 363(b) or (f) of the Bankruptcy Code, provided that the interest, if any, which the Second Lien Creditors have in the assets shall attach to the proceeds of such disposition on the basis that the Second Lien Creditors are not receiving any adequate protection or are not receiving satisfactory adequate protection, (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the First Lien Creditors under the Security Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established on the basis that the Second Lien Creditors are not receiving any adequate protection or are not receiving satisfactory adequate protection, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the First

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  Lien Creditors or the value of any claims of First Lien Creditors under Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses as provided under Sections 506(b) and (c) of the Bankruptcy Code.

          (d)   The First Lien Obligations owed to each First Lien Creditor under the Security Documents shall continue to be effective, or to be reinstated, as the case may be, as to any payment in respect of any First Lien Obligation that is rescinded or must otherwise be returned by the holder of such First Lien Obligation upon the occurrence or as a result of applicable provisions of the Bankruptcy Code, all as though such payment had not been made.

        12.    Waivers.    Each of the Second Lien Creditors waives any claim which each such Second Lien Creditor may now or hereafter have against the First Lien Creditors (or their representatives) arising out of (i) any and all actions which the Collateral Agent or the other First Lien Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) with respect to the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligations, (ii) the Collateral Agent's or the other First Lien Creditors' election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Assignor as debtor-in-possession.

        13.    Second Lien Excluded Collateral.    Nothing in Sections 9, 11 and 12 of this Annex L shall otherwise impair any rights that the Secured Lien Creditors may otherwise have under applicable law solely in respect of any Second Lien Excluded Collateral.

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QuickLinks

  Exhibit 4.5
AMENDED AND RESTATED SECURITY AGREEMENT among DAYTON SUPERIOR CORPORATION, CERTAIN SUBSIDIARIES OF DAYTON SUPERIOR CORPORATION and DEUTSCHE BANK TRUST COMPANY AMERICAS, as COLLATERAL AGENT
  ANNEX D to SECURITY AGREEMENT
  ANNEX I to SECURITY AGREEMENT
GRANT OF SECURITY INTEREST IN UNITED STATES TRADEMARKS
  SCHEDULE A
  ANNEX J to SECURITY AGREEMENT
GRANT OF SECURITY INTEREST IN UNITED STATES PATENTS
  SCHEDULE A
  ANNEX L
THE COLLATERAL AGENT AND OTHER INTERCREDITOR PROVISIONS